Exhibit 5.1

October 16, 2024

The Real Brokerage Inc. 700 Brickell Avenue, 17th Floor Miami, Florida 33131 USA	Matter No. T1036945

Dear Sirs:

Re:	The Real Brokerage Inc. (the “Company”) - Registration Statement on Form F-3

We have acted as Canadian counsel to the Company in connection with the filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form F-3 to be filed on the date hereof (the “Registration Statement”), relating to the Company’s offers and sales from time to time of up to an aggregate amount of US$100,000,000 of the Company’s common shares (the “Offered Shares” and each common share of the Company, a “Common Share”), and the offers and sales from time to time by certain shareholders of the Company set forth in the Registration Statement (collectively, the “Selling Shareholders”) of up to 45,000,000 Common Shares (the “Secondary Shares”).

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Offered Shares may be offered and sold by the Company in primary offerings from time to time, subject to the limitations described in the Registration Statement and the terms and conditions to be set forth in the applicable Prospectus Supplement(s); and the Selling Shareholders may offer and sell Secondary Shares in secondary offerings from time to time, as contemplated by the Registration Statement and described in the applicable Prospectus Supplement.

We are qualified to practice law in the Province of British Columbia, and we do not express any opinion with respect to the laws of any jurisdiction other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein (including in respect of the Business Corporations Act (British Columbia) (the “BCBCA”)), in each case, in force at the date of this opinion letter (the “Applicable Law”). Notwithstanding the foregoing and our opinion set forth below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the issuance and sale of any Common Shares.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement; and

Gowling WLG (Canada) LLP Suite 2300, Bentall 5, 550 Burrard Street Vancouver BC V6C 2B5 Canada	T +1 604 683 6498 F +1 604 683 3558 gowlingwlg.com	Gowling WLG (Canada) LLP is a member of Gowling WLG, an international law firm which consists of independent and autonomous entities providing services around the world. Our structure is explained in more detail at gowlingwlg.com/legal.

(b)	a certificate of officers of the Company dated the date hereof regarding certain factual matters (the “Officers’ Certificate”), to which is attached a certified copy of:

(i)	the Company’s Notice of Articles (the “Notice of Articles”), as in effect on the date hereof;

(ii)	the Company’s Articles (together with the Notice of Articles, the “Constating Documents”), as in effect on the date hereof; and

(iii)	a copy of the resolutions of the Board of Directors of the Company (the “Board”) relating to the Registration Statement, the allotment and issuance of the Secondary Shares and other matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied exclusively on the Officers’ Certificate with respect to the accuracy of the factual matters contained herein. We have also assumed that, at the time of issuance and sale of any Offered Shares or at the time of sale of any of the Secondary Shares, as the case may be:

(a)	the Constating Documents and the Applicable Law shall not have been amended so as to affect the validity of the issuance of such Offered Shares;

(b)	the Board, together with any designated committee thereof, shall have duly established the terms of sale of such Offered Shares and shall have duly authorized the issuance and sale of such Offered Shares, and such authorizations shall not have been modified or rescinded;

(c)	the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective and such effectiveness shall not have been terminated or rescinded;

(d)	a Prospectus Supplement with respect to the Offered Shares or the Secondary Shares, as the case may be, has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(e)	the Offered Shares or the Secondary Shares, as the case may be, will be offered, issued and sold, as the case may be, in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement; and

(f)	if the Offered Shares or the Secondary Shares, as the case may be, are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to the sale of such Offered Shares or Secondary Shares, as the case may be, will have been duly authorized, executed and delivered by the Company (if the Company is a party thereto) and the other parties thereto, and will be a legally valid and binding obligation of the parties thereto.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any Offered Shares which may be offered pursuant to the Registration Statement, when:

(a)	the allotment, issuance and sale of the Offered Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the BCBCA (as then in effect), and will not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company or any of its subsidiaries;

(b)	the full consideration, determined to be adequate by the Company’s Board of Directors (or a duly authorized committee thereof), and as provided pursuant to the applicable agreements pursuant to which the Offered Shares are to be issued, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Company in respect of such Offered Shares; and

(c)	if certificated, the certificates representing the Offered Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Shares will be validly issued, fully paid, and non-assessable.

2.	With respect to any Secondary Shares which may be offered by Selling Shareholders pursuant to the Registration Statement, such Secondary Shares have been validly issued, fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement, the Offered Shares or the Secondary Shares.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

Yours truly,

/s/ Gowling WLG (Canada) LLP

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